NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Reports Second Quarter EPS Growth of 15%;
Seventh Consecutive Quarter of Double Digit EPS Growth

Second quarter results compared to the prior year:
• Earnings per diluted share of $1.15 increased 15%
•Net income of $58.9 million increased 17%
•Operating margins improved to 5.7%
•Consolidated sales of $1.67 billion increased 9.7%

PITTSBURGH, July 19, 2012/PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, today announced its 2012 second quarter results.

The following are results for the three months ended June 30, 2012 compared to the three months ended June 30, 2011:

•
Consolidated net sales were $1,672.7 million for the second quarter of 2012, compared to $1,524.5 million for the second quarter of 2011. The 9.7% increase in sales includes a 2.2% positive impact from acquisitions and a 0.7% negative impact from foreign exchange rates, resulting in organic sales growth of approximately 8.2%. Sequentially, sales increased 4.2%.

•	Gross profit was $335.6 million, or 20.1% of sales, for the second quarter of 2012 compared to $306.8 million, or 20.1% of sales, for the second quarter of 2011.

•
Selling, general & administrative (SG&A) expenses of $231.2 million, or 13.8% of sales, for the second quarter of 2012 improved 30 basis points, compared to $214.2 million, or 14.1% of sales, for the second quarter of 2011.

•
Operating profit was $96.0 million for the current quarter, up 13.0% from $85.0 million for the comparable 2011 quarter. Operating profit as a percentage of sales was 5.7% in 2012, up 10 basis points from 5.6% in 2011.

•
Total interest expense for the second quarter of 2012 was $11.5 million, compared to $13.9 million for the second quarter of 2011. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for the second quarter of 2012 and 2011 was $1.4 million and $2.4 million, respectively.

•	The effective tax rate for the current quarter was 30.3%, compared to 29.4% for the prior year second quarter.

•	Net income of $58.9 million for the current quarter was up 17.3% from $50.2 million for the prior year second quarter.

•
Earnings per diluted share for the second quarter of 2012 were $1.15 per share, based on 51.1 million diluted shares, and was up 15.0% from $1.00 per share in the second quarter of 2011, based on 50.3 million diluted shares.

•	Free cash flow for the second quarter of 2012 was $49.1 million, or 83% of net income, compared to a use of $19.6 million for the second quarter of 2011.

Mr. John J. Engel, WESCO's Chairman and Chief Executive Officer, stated, “Our second quarter results reflect the continued execution of our growth strategy and our ability to deliver solid sales and earnings growth in a challenging economic environment. We generated positive momentum and increased sales to customers in each of our Industrial, Construction, Utility and CIG end markets resulting in overall sales growth of 9.7%. Operating margins improved to 5.7%, and earnings per diluted share increased 15%, demonstrating the effective operating leverage of our business model. Free cash flow exceeded 90% of net income in the first half of 2012, and we exited the second quarter with financial leverage below 2.0 and record liquidity.”
"Additionally, we are very pleased to have completed the acquisitions of Trydor Industries and Conney Safety Products earlier this month. These two transactions are expected to be accretive to earnings by at least $0.15 per diluted share on a combined basis over the next year."
The following results are for the six months ended June 30, 2012 compared to the six months ended June 30, 2011.

•
Consolidated net sales were $3,278.7 million for the first six months of 2012, compared to $2,955.8 million for the first six months of 2011, an increase of 10.9%. Acquisitions positively impacted consolidated sales by 2.4%, while one additional workday positively impacted sales by 0.8% and foreign exchange provided a 0.5% negative impact resulting in a normalized organic growth rate of approximately 8.2%.

•	Gross profit of $655.4 million, or 20.0% of sales, for the first six months of 2012 was down 10 basis points, compared to $592.9 million, or 20.1% of sales, for the first six months of 2011.

•	SG&A expenses of $459.3 million, or 14.0% of sales, for the first six months of 2012 improved 50 basis points, compared to $428.0 million, or 14.5% of sales, for the first six months of 2011.

•
Operating profit was $179.6 million for the first six months of 2012, up 19.9% from $149.7 million for the comparable 2011 period. Operating profit as a percentage of sales was 5.5% in 2012, up 40 basis points from 5.1% in 2011.

•
Total interest expense for the first six months of 2012 was $20.4 million, compared to $26.5 million for the first six months of 2011. Cash interest expense was $20.9 million for the first six months of 2012. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, amounted to $0.5 million of income as a result of a favorable adjustment of $3.2 million of previously recorded interest related to uncertain tax positions. This adjustment was a result of a favorable Internal Revenue Service appeals settlement in the first quarter of 2012 related to the years 2000 to 2006.

•	The effective six-month tax rate was 29.7% for 2012 compared to 29.0% for 2011.

•	Net income of $111.9 million for the first six months of 2012 was up 27.8% from $87.5 million for the first six months of 2011.

•
Earnings per diluted share for the first six months of 2012 were up 25.3% to $2.18 per share, based on 51.2 million diluted shares, versus $1.74 per share for the first six months of 2011, based on 50.4 million diluted shares. The adjustment of previously recorded interest related to uncertain tax positions in the first quarter of 2012 positively impacted year-to-date 2012 earnings per diluted share by approximately $0.04.

•	Free cash flow for the six months of 2012 was $102.9 million, or 92% of net income, compared to $6.6 million in the comparable prior year period.

Mr. Engel continued, "Our long term outlook remains unchanged as we expect the economy to continue to recover slowly over the next several years.  We are continuing to invest in our eight growth engines and our six operational excellence initiatives, and we remain focused on executing our One WESCO strategy of providing customers with the leading products, services and supply chain solutions they need to meet their MRO, OEM, and Capital Project requirements around the world.”

# # #

Teleconference Access
WESCO will conduct a teleconference to discuss the first quarter earnings as described in this News Release on Thursday, July 19, 2012, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed from the Company's website at http://www.wesco.com. The conference call will be archived on this Internet site for seven days.
# # #

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (“MRO”) and original equipment manufacturers (“OEM”) product, construction materials, and advanced supply chain management and logistic services. 2011 annual sales were approximately $6.1 billion. The Company employs approximately 7,500 people, maintains relationships with over 18,000 suppliers, and serves over 65,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers and utilities. WESCO operates eight fully automated distribution centers and approximately 400 full-service branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

# # #

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact: Kenneth S. Parks, Vice President and Chief Financial Officer
WESCO International, Inc. (412) 454-2392, Fax: (412) 222-7566
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	June 30,		June 30,
	2012		2011

Net sales	$1,672.7		$1,524.5
Cost of goods sold (excluding	1,337.1	79.9%	1,217.7	79.9%
depreciation and amortization below)
Selling, general and administrative expenses	231.2	13.8%	214.2	14.1%
Depreciation and amortization	8.4		7.6
Income from operations	96.0	5.7%	85.0	5.6%
Interest expense, net	11.5		13.9
Income before income taxes	84.5	5.1%	71.1	4.7%
Provision for income taxes	25.6		20.9
Net income attributable to WESCO International, Inc.	$58.9	3.5%	$50.2	3.3%

Earnings per diluted common share	$1.15		$1.00
Weighted average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	51.1		50.3

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Six Months		Six Months
	Ended		Ended
	June 30,		June 30,
	2012		2011

Net sales	$3,278.7		$2,955.8
Cost of goods sold (excluding	2,623.3	80.0%	2,362.9	79.9%
depreciation and amortization below)
Selling, general and administrative expenses	459.3	14.0%	428.0	14.5%
Depreciation and amortization	16.5		15.2
Income from operations	179.6	5.5%	149.7	5.1%
Interest expense, net	20.4		26.5
Income before income taxes	159.2	4.9%	123.2	4.2%
Provision for income taxes	47.3		35.7
Net income attributable to WESCO International, Inc.	$111.9	3.4%	$87.5	3.0%

Earnings per diluted common share	$2.18		$1.74
Weighted average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	51.2		50.4

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEET
(dollar amounts in millions)
(Unaudited)

	June 30,	December 31,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$72.2	$63.9
Trade accounts receivable, net	1,014.0	939.4
Inventories, net	651.8	627.0
Other current assets	98.2	107.2
Total current assets	1,836.2	1,737.5
Other assets	1,350.5	1,341.0
Total assets	$3,186.7	$3,078.5

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$707.1	$642.8
Current debt and short-term borrowings	21.4	6.4
Other current liabilities	166.0	196.7
Total current liabilities	894.5	845.9

Long-term debt	562.7	642.9
Other noncurrent liabilities	261.0	243.8
Total liabilities	1,718.2	1,732.6

Stockholders' Equity
Total stockholders' equity	1,468.5	1,345.9
Total liabilities and stockholders' equity	$3,186.7	$3,078.5

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2012	June 30, 2011
Operating Activities:
Net income	$111.9	$87.5
Add back (deduct):
Depreciation and amortization	16.5	15.2
Deferred income taxes	14.0	10.4
Change in Trade and other receivables, net	(59.1)	(106.5)
Change in Inventories, net	(17.4)	(40.8)
Change in Accounts Payable	61.2	80.9
Other	(11.9)	(24.2)
Net cash provided by operating activities	115.2	22.5

Investing Activities:
Capital expenditures	(12.3)	(15.9)
Acquisition payments	(22.0)	(8.3)
Other	—	0.1
Net cash used by investing activities	(34.3)	(24.1)

Financing Activities:
Debt repayments, net	(67.6)	27.0
Equity activity, net	(1.4)	(2.4)
Other	(3.7)	0.1
Net cash (used) provided by financing activities	(72.7)	24.7

Effect of exchange rate changes on cash and cash equivalents	0.1	1.9

Net change in cash and cash equivalents	8.3	25.0
Cash and cash equivalents at the beginning of the period	63.9	53.6
Cash and cash equivalents at the end of the period	$72.2	$78.6

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include financial leverage, free cash flow, gross profit and organic sales growth. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of the Company's capital structure position, liquidity, and organic growth trends on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude transactions of an unusual nature, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands)
(Unaudited)

	Twelve Months	Twelve Months
	Ended	Ended
	June 30,	December 31,
	2012	2011
Financial Leverage:
Income from operations	$362,822	$332,979
Depreciation and amortization	32,941	31,607
EBITDA	$395,763	$364,586

	June 30,	December 31,
	2012	2011
Short-term debt	$19,409	$—
Current debt	2,037	6,411
Long-term debt	562,750	642,922
Debt discount related to convertible debentures (1)	174,485	175,908
Total debt including debt discount	$758,681	$825,241

Financial leverage ratio	1.9	2.3

Note: Financial leverage is provided by the Company as an indicator of capital structure position. Financial leverage is calculated by dividing total debt, including debt discount, by the trailing twelve months earnings before interest, taxes, depreciation and amortization (EBITDA).

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
Free Cash Flow:	2012	2011	2012	2011
(dollar amounts in millions)
Cash flow provided by operations	$56.9	$(9.3)	$115.2	$22.5
Less: Capital expenditures	(7.8)	(10.3)	(12.3)	(15.9)
Free Cash flow	$49.1	$(19.6)	$102.9	$6.6

Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating flow to determine free cash flow. Free cash flow is available to provide a source of funds for any of the Company's financing needs.

(1)The convertible debentures are presented in the consolidated balance sheets in long-term debt net of the unamortized discount.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
Gross Profit:	June 30,	June 30,
	2012	2011
Net Sales	$1,672.7	$1,524.5
Cost of goods sold (excluding depreciation and amortization)	1,337.1	1,217.7
Gross profit	$335.6	$306.8
Gross margin	20.1%	20.1%

	Six Months	Six Months
	Ended	Ended
Gross Profit:	June 30,	June 30,
	2012	2011
Net Sales	$3,278.7	$2,955.8
Cost of goods sold (excluding depreciation and amortization)	2,623.3	2,362.9
Gross profit	$655.4	$592.9
Gross margin	20.0%	20.1%

Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

	Three Months	Six Months
	Ended	Ended
Normalized Organic Sales Growth:	June 30,	June 30,
	2012	2012
Change in net sales	9.7%	10.9%
Impact from acquisitions	2.2%	2.4%
Impact from foreign exchange rates	(0.7)%	(0.5)%
Impact from number of workdays	—%	0.8%
Normalized organic sales growth	8.2%	8.2%

Note: Organic sales growth is provided by the Company as an additional financial measure to provide a better understanding of the Company's sales growth trends. Organic sales growth is calculated by deducting the percentage impact on net sales from acquisitions, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.